UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

AMERICAN CENTURY ETF TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant
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AMERICAN CENTURY FOCUSED DYNAMIC GROWTH ETF

May 21, 2025
Dear Shareholder,

As a shareholder in the American Century Focused Dynamic Growth ETF (the “Fund”), you recently received a proxy communication via e-mail or in the mail in connection with the Special Meeting of Shareholders to be held on June 10, 2025.
Shareholders are being asked to consider and approve changes to the Fund’s designation from a “diversified” to a “non-diversified” fund. If shareholder approval is obtained for the Fund, the Fund will be permitted to invest a larger percentage of its assets in a smaller number of issuers.
After careful consideration, your Board of Trustees unanimously recommends shareholders vote FOR the proposal. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone. You and your fellow shareholders will have a substantial positive impact on the vote if you act early.

Vote by Phone by calling 1-888-504-5873 and speaking with a proxy voting specialist today. Our representatives are available on weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts

:	Vote by Internet by visiting the internet address on the enclosed card and following the instructions.

Additional information is available online at www.americancentury.com/fund-proxy.
If you have any questions or need assistance in voting, please contact our proxy solicitor, Sodali Fund Solutions (“SFS”) at 1-888-504-5873. Please note that an SFS representative may call you to assist in voting.

Thank you,
JONATHAN S. THOMAS
CHAIRMAN, CEO AND PRESIDENT
AMERICAN CENTURY COMPANIES, INC.
4500 MAIN STREET, KANSAS CITY, MISSOURI 64111